                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 30, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




              000-29472                                23-1722724
         COMMISSION FILE NUMBER          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)




                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

ITEM 5.    OTHER EVENTS

          The consolidated financial statements of Anam Semiconductor, Inc. and its subsidiaries as of and for each of the three years ended December 31, 2000 are filed herein pursuant to rule 3-09 of Regulation S-X. We present the information in the following order:

Report of Independent Accountants .............................................3
Consolidated Balance Sheets -- December 31, 2000 and 1999 .....................7
Consolidated Statements of Income -- Years ended December 31, 2000, 1999 and
     1998 .....................................................................8
Consolidated Statements of Stockholders' Equity (Deficit) -- Years ended
     December 31, 2000, 1999 and 1998 .........................................9
Consolidated Statements of Cash Flows -- Years ended
     December 31, 2000, 1999 and 1998 ........................................10
Notes to Consolidated Financial Statements....................................11

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Anam Semiconductor, Inc.

     We have audited the accompanying consolidated balance sheets of Anam Semiconductor, Inc. and its subsidiaries (the "Company") as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended as prepared under generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit 1) the financial statements of Anam Engineering and Construction Co., Ltd. ("Anam Construction"), the investment in which is reflected in the consolidated financial statements referred to above using the equity method of accounting in 1999, and 2) the financial statements of Anam USA, Inc, ("Anam USA") a wholly owned subsidiary. The Company's net investment in Anam Construction was $0 at December 31, 1999 and the equity in its net loss was $29,937 in 1999. The financial statements of Anam USA reflect total assets of $100,470 thousand and $124,442 thousand at December 31, 2000 and 1999, respectively, and total revenues of $499,820 thousand and $715,756 thousand for the years ended December 31, 2000 and 1999, respectively. Those statements referred to above were audited by other auditors whose report thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Anam Construction and Anam USA, is based solely on the report of the other auditors. The report of the auditor of Anam Construction contained an information disclosure paragraph relating to uncertainties about Anam Construction's ability to continue as a going concern. The report of the auditor of Anam USA contained an informative disclosure paragraph relating to uncertainties about Anam USA's ability to continue as a going concern.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anam Semiconductor, Inc. and its subsidiaries as of December 31, 2000 and 1999, and the results of their operations, stockholders' equity (deficit) and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

     As discussed in Note 3 to the accompanying financial statements, Anam Semiconductor, Inc.'s revenues are generated primarily from semiconductor foundry services provided to Amkor Technology Inc. ("Amkor") pursuant to a foundry agreement. As described in Note 3 to the accompanying financial statements, Anam Semiconductor, Inc. sold to Amkor all the assets of four of its packaging and test facilities except K2 land located in the Republic of Korea on May 17, 1999 and May 1, 2000.

     As discussed in Note 4 to the accompanying financial statements, the operations of Anam Semiconductor, Inc. and its affiliates in the Republic of Korea have been significantly affected, and may continue to be affected for the foreseeable future, by the general adverse economic conditions in the Republic of Korea and in the Asia Pacific region. The ultimate effect of these significant uncertainties on the financial position of the Company as of the balance sheet date cannot presently be determined and accordingly, no adjustments have been made in the accompanying financial statements related to such uncertainties.

     As more fully described in Note 5 to the accompanying financial statements, on October 23, 1998, Anam Semiconductor, Inc. entered into the Korean financial restructuring program known as the "Workout Program". The Workout Program is the result of an accord among financial institutions to assist in the restructuring of Korean business enterprises and does not involve the judicial system. The Company's operations continued uninterrupted during the Workout Program. The Company was released from the Workout Program with its Korean creditor banks on July 18, 2000.

                                          /s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
January 19, 2001

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Anam Engineering & Construction Co., Ltd.
Seoul, Korea

     We have audited the consolidated balance sheets of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1999, 1998 and 1997, the related consolidated statements of operations, shareholders' deficit, and cash flows for the years then ended, all expressed in Korean Won (not separately included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements (not separately included herein) present fairly, in all material respects, the financial position of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1999, 1998 and 1997, the results of their operations, the changes in their shareholders' deficit and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1, the Company has filed a voluntary petition for reorganization under the Corporate Reorganization Act in the Republic of Korea. The financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

     The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company's recurring losses from operations, negative working capital, and shareholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ AHN KWON & CO.

February 9, 2000

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Anam USA, Inc.
West Chester, Pennsylvania

     We have audited the accompanying balance sheets of Anam USA, Inc. (a Pennsylvania Corporation and a wholly-owned subsidiary of Anam Semiconductor, Inc., Seoul, ROK) (ASI) as of December 31, 2000 and 1999 and the related statements of operations, stockholder's equity (deficit) and cash flows for the years then ended (not separately included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above (not separately included herein) present fairly, in all material respects, the financial position of Anam USA, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, certain conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ SIANA CARR & O'CONNOR, LLP

January 15, 2001

                            ANAM SEMICONDUCTOR, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              THOUSANDS OF US DOLLARS
                                                              ------------------------
                                                                 AS OF DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  127,772    $   56,469
  Restricted cash...........................................      17,378        41,086
  Bank deposits.............................................      69,858       105,414
  Accounts and notes receivable
    Trade, net of allowance for doubtful accounts of $132 in
     1999...................................................          --         3,416
    Due from affiliates, net of allowance for doubtful
     accounts of $932 in 1999...............................      23,309        29,377
    Other...................................................      12,911        22,797
  Short-term loans to affiliates, net.......................       1,619         4,464
  Inventories...............................................      41,586        41,949
  Other current assets......................................       9,053         6,894
                                                              ----------    ----------
        Total current assets................................     303,486       311,866
Non-current bank deposits...................................         159           204
Restricted cash.............................................       9,621            73
Investments
  Available for sale........................................      15,803        28,128
  Affiliated companies......................................      11,442        18,550
Long-term receivables
  Due from affiliate........................................      14,800           250
  Others....................................................          --         2,906
Property, plant and equipment, less accumulated
  depreciation..............................................     793,850     1,037,935
Deferred tax asset-noncurrent...............................      72,886        53,212
Other assets................................................      24,897        34,345
                                                              ----------    ----------
        Total assets........................................  $1,246,944    $1,487,469
                                                              ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)
Current liabilities:
  Short-term borrowings.....................................  $       --    $   69,328
  Current portion of long-term debt.........................     116,930        74,601
  Trade accounts and notes payable..........................      17,286        48,902
  Other accounts payable....................................       9,522        76,422
  Accrued expenses..........................................       1,963         3,850
  Forward contract liability................................          --        15,364
  Other current liabilities.................................      13,209        13,318
                                                              ----------    ----------
        Total current liabilities...........................     158,910       301,785
Long-term debt, net of current portion and discounts on
  debentures................................................     108,310       873,624
Long-term installment payable, net of current portion.......      88,560         1,551
Long-term obligations under capital leases, net of current
  portion...................................................      57,176       429,590
Accrued severance benefits, net.............................          --        48,757
Liability for loss contingency..............................      72,662       129,912
                                                              ----------    ----------
        Total liabilities...................................  $  485,618    $1,785,219
                                                              ----------    ----------
Commitments and contingencies
Stockholders' equity:
  Capital stock, W5,000 par value; authorized 300 million
    shares of common stock and 10 million shares of
    preferred stock
  Common stock:
    issued and outstanding 111,880,768 shares in 2000 and
    55,031,183 shares in 1999...............................     539,739       284,329
  Series A preferred stock:
    issued and outstanding 2,240,240 shares in 2000 and
    1999....................................................      15,167        15,167
  Series B preferred stock:
    issued and outstanding 336,036 shares in 2000 and
    1999....................................................       2,220         2,220
                                                              ----------    ----------
                                                                 557,126       301,716
  Capital surplus...........................................     530,863       190,409
  Receivable from stockholders..............................          --       (62,118)
  Accumulated deficit.......................................    (314,687)     (712,000)
  Accumulated comprehensive income (loss):
    Unrealized losses in investments........................      (9,601)         (911)
    Cumulative translation adjustment.......................      (2,375)      (14,846)
                                                              ----------    ----------
        Total stockholders' equity (deficit)................     761,326      (297,750)
                                                              ----------    ----------
        Total liabilities and stockholders'
        equity(deficit).....................................  $1,246,944    $1,487,469
                                                              ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  THOUSANDS OF US DOLLARS
                                                              --------------------------------
                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                   2000              1999
                                                              --------------    --------------
Sales.......................................................   $   344,792       $   285,925
Cost of sales...............................................       306,485           239,632
                                                               -----------       -----------
Gross profit................................................        38,307            46,293
                                                               -----------       -----------
Operating expenses
  Research and development..................................         1,840                87
  Amortization of goodwill..................................            --                --
  Provision for doubtful accounts...........................            13               901
  Impairment of long-lived assets...........................            --                --
  Selling and administrative expenses.......................        24,217            24,267
                                                               -----------       -----------
          Total operating expenses..........................        26,070            25,255
                                                               -----------       -----------
Operating income............................................        12,237            21,038
                                                               -----------       -----------
Other (income) expense
  Interest income...........................................       (23,760)           (5,902)
  Interest expense..........................................        71,914           185,315
  Foreign currency loss.....................................        22,992            33,198
  Loss on disposal of investments...........................        12,824               601
  Loss on valuation of inventories..........................            --             2,041
  Impairment loss on loans to affiliates....................            --            22,646
  Guarantee obligation loss.................................        49,797                --
  Other, net................................................       (12,073)          (24,889)
                                                               -----------       -----------
          Total other (income) expense......................       121,694           213,010
                                                               -----------       -----------
Loss from continuing operations before income taxes, equity
  in loss of affiliates and minority interest...............      (109,457)         (191,972)
Equity in gain (loss) of unconsolidated affiliates..........         1,660           (31,787)
Minority interest...........................................            --                --
                                                               -----------       -----------
Loss from continuing operations before income taxes.........      (107,797)         (223,759)
Benefit for income taxes....................................       (88,094)          (54,000)
                                                               -----------       -----------
Loss from continuing operations.............................       (19,703)         (169,759)
Discontinued operations:
  Income from discontinued packaging and testing operation
     to April 30, 2000 (net of income taxes of $6,353;
     $12,408)...............................................        36,117           130,064
  Gain on sale of packaging and testing factories (net of
     income taxes of $112,724; $14,268).....................       434,227           149,560
                                                               -----------       -----------
Net income..................................................   $   450,641       $   109,865
                                                               ===========       ===========
  Unrealized losses in investments..........................        (8,690)           (2,639)
  Translation adjustment....................................        12,471            13,949
                                                               -----------       -----------
Comprehensive income........................................   $   454,422       $   121,175
                                                               ===========       ===========
PER SHARE DATA:
  Basic loss per common share from continuing operations....   $     (0.22)      $     (5.82)
                                                               ===========       ===========
  Basic net income per common share.........................   $      5.07       $      3.76
                                                               ===========       ===========
  Diluted loss per common share from continuing
     operations.............................................   $     (0.22)      $     (5.82)
                                                               ===========       ===========
  Diluted net income per common share.......................   $      4.94       $      3.42
                                                               ===========       ===========
  Shares used in computing basic net income per common
     share..................................................    88,838,496        29,208,739
                                                               ===========       ===========
  Shares used in computing diluted net income (loss) per
     common share...........................................    91,319,007        32,444,686
                                                               ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY(DEFICIT)
               (IN THOUSANDS OF US DOLLARS EXCEPT PER SHARE DATA)

                                   COMMON STOCK          PREFERRED STOCK
                              ----------------------   -------------------   CAPITAL    RECEIVABLE FROM   ACCUMULATED
                                SHARES       AMOUNT     SHARES     AMOUNT    SURPLUS     STOCKHOLDERS       DEFICIT
                              -----------   --------   ---------   -------   --------   ---------------   -----------
Balance at December 31,
  1998......................   30,477,018   $192,849   2,576,276   $17,387   $182,347      $(116,417)      $(864,905)
                              -----------   --------   ---------   -------   --------      ---------       ---------
Comprehensive income:
  Net income................                                                                                 109,865
  Unrealized losses on
    investments.............
  Currency translation
    adjustments.............
Comprehensive income........
Reverse stock split.........   (6,801,860)   (43,040)                                                         43,040
Issuance of common stock for
  cash......................   10,000,000     41,695
Debt to equity conversion...   19,669,600     82,011
Convertible bonds to equity
  conversion................    1,686,425     10,814                            8,906
Others......................                                                     (844)
Collection of receivable
  from stockholders.........                                                                  54,299
                              -----------   --------   ---------   -------   --------      ---------       ---------
Balance at December 31,
  1999......................   55,031,183    284,329   2,576,276    17,387    190,409        (62,118)       (712,000)
                              -----------   --------   ---------   -------   --------      ---------       ---------
Comprehensive income:
  Net income................                                                                                 450,641
  Unrealized losses on
    investments.............
  Currency translation
    adjustments.............
Comprehensive income........
Issuance of common stock for
  cash......................   37,707,039    169,374                          289,626
Debt to equity conversion...   18,398,250     82,691                           49,615
Convertible bonds to equity
  conversion................      744,296      3,345                            2,770
Others......................                                                   (1,557)
Cancelled receivable from
  stockholders..............                                                                  53,328         (53,328)
Collection of receivable
  from stockholders.........                                                                   8,790
                              -----------   --------   ---------   -------   --------      ---------       ---------
Balance at December 31,
  2000......................  111,880,768   $539,739   2,576,276   $17,387   $530,863      $      --       $(314,687)
                              ===========   ========   =========   =======   ========      =========       =========
Unrealized losses in
  investments...............
Cumulative translation
  adjustment................

                               ACCUMULATED
                                  OTHER
                              COMPREHENSIVE
                                 INCOME         TOTAL
                              -------------   ---------
Balance at December 31,
  1998......................    $(27,067)     $(615,806)
                                --------      ---------
Comprehensive income:
  Net income................                    109,865
  Unrealized losses on
    investments.............      (2,639)        (2,639)
  Currency translation
    adjustments.............      13,949         13,949
                                              ---------
Comprehensive income........                    121,175
Reverse stock split.........                         --
Issuance of common stock for
  cash......................                     41,695
Debt to equity conversion...                     82,011
Convertible bonds to equity
  conversion................                     19,720
Others......................                       (844)
Collection of receivable
  from stockholders.........                     54,299
                                --------      ---------
Balance at December 31,
  1999......................     (15,757)      (297,750)
                                --------      ---------
Comprehensive income:
  Net income................                    450,641
  Unrealized losses on
    investments.............      (8,690)        (8,690)
  Currency translation
    adjustments.............      12,471         12,471
                                              ---------
Comprehensive income........                    454,422
Issuance of common stock for
  cash......................                    459,000
Debt to equity conversion...                    132,306
Convertible bonds to equity
  conversion................                      6,115
Others......................                     (1,557)
Cancelled receivable from
  stockholders..............                         --
Collection of receivable
  from stockholders.........                      8,790
                                --------      ---------
Balance at December 31,
  2000......................    $(11,976)     $ 761,326
                                ========      =========
Unrealized losses in
  investments...............    $ (9,601)
Cumulative translation
  adjustment................      (2,375)
                                --------
                                $(11,976)
                                ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              THOUSANDS OF U.S. DOLLARS
                                                              --------------------------
                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $ 450,641      $ 109,865
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
 Depreciation...............................................     203,032        271,513
 Provision for severance benefits...........................      14,376         10,472
 Losses on foreign currency translation, net................      22,992         33,198
 Losses on disposal of investments, net.....................      12,824            601
 Impairment of long-lived assets............................          --             --
 Impairment loss on loan to affiliates......................          --         22,646
 Guarantee obligation loss..................................      49,797             --
 Loss (gain) on investment in equity method investees,
   net......................................................      (1,660)        31,787
 Gains on disposal of packaging and testing factories.......    (546,951)      (180,453)
 Increase in deferred tax asset.............................     (19,674)       (53,212)
 Other, net.................................................       2,457         10,830
Change in operating assets and liabilities, net of
 deconsolidation effects
 Decrease in trade accounts and notes receivable............       5,993         24,825
 Increase in other accounts receivable......................      (4,511)       (25,844)
 Decrease (increase) in due from affiliates.................       6,068        (43,339)
 Increase in inventories....................................      (5,613)        (1,009)
 Decrease (increase) in other current assets................        (539)        14,471
 Increase (decrease) in trade accounts and notes payable....     (33,327)        16,202
 Decrease in other accounts payable.........................     (79,969)        (1,123)
 Decrease in forward contract credit........................     (15,364)       (20,943)
 Decrease (increase) in other current liabilities...........         467        (13,922)
 Payments of severance benefits.............................      (6,623)        (6,492)
                                                               ---------      ---------
     Net cash provided by operating activities..............   $  54,416      $ 200,073
                                                               ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Decrease (increase) in bank deposits.......................   $  28,031      $ (99,418)
 Decrease in short term loans...............................       2,684          7,788
 Acquisition of property, plant and equipment...............    (184,519)      (183,650)
 Proceeds from sale of property, plant and equipment........     950,000        624,791
 Payment of severance benefit for K1,K2 and K3..............     (56,510)            --
 Acquisition of investments.................................         (87)        (1,247)
 Disposal of investments....................................       9,247         41,425
 Decrease (increase) in non-current bank deposits...........          45           (204)
 Decrease (increase) in restricted cash.....................       8,233        (41,132)
 Decrease in long-term receivables..........................       2,906          1,485
 Decrease in other assets...................................       1,712            128
 Deconsolidation of subsidiaries............................          --         (6,279)
                                                               ---------      ---------
     Net cash provided by investing activities..............     761,742        343,687
                                                               ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Decrease in short-term borrowings..........................     (69,328)       (47,286)
 Repayment of current maturities of long-term debt..........     (74,032)       (10,545)
 Borrowing of long-term debt................................      22,347         48,054
 Repayment of long-term debt................................    (649,548)      (484,448)
 Repayment of long-term obligations under capital leases....    (333,147)       (61,597)
 Payment of liability for loss contingency..................    (102,929)            --
 Increase in other long-term liabilities....................          --            117
 Decrease in receivable from stockholders...................       8,790         54,299
 Issuance of common stock...................................     457,559         41,695
                                                               ---------      ---------
   Net cash used in financing activities....................    (740,288)      (459,711)
                                                               ---------      ---------
Effect of exchange rate changes on cash.....................      (4,567)       (43,032)
                                                               ---------      ---------
INCREASE IN CASH AND CASH EQUIVALENTS.......................      71,303         41,017
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............      56,469         15,452
                                                               ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................   $ 127,772      $  56,469
                                                               =========      =========
Supplemental disclosures of cash flow information:
 Cash paid during the year for:
   Interest.................................................   $  75,315      $ 197,716
                                                               =========      =========
   Income taxes.............................................   $  12,561      $  15,658
                                                               =========      =========
 Property, plant and equipment acquired through capital
   leases...................................................   $      --      $   1,116
                                                               =========      =========
 Property, plant and equipment acquired through installment
   payable..................................................   $ 203,073      $      --
                                                               =========      =========
 Capital increase through debt conversion...................   $ 138,421      $ 101,731
                                                               =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (CURRENCY -- THOUSANDS OF U.S. DOLLARS)

1. ORGANIZATION AND NATURE OF BUSINESS:

THE CONTROLLING COMPANY

     Anam Semiconductor, Inc. (hereinafter referred to as "Anam" or "ASI"), incorporated in the Republic of Korea in August 1956, is a provider of semiconductor foundry services. In 1998, Anam commenced operations to fabricate and sell non-memory semiconductor chips ("wafer fabrication").

     Anam changed its name from Anam Industrial Co., Ltd. to Anam Semiconductor, Inc. on March 20, 1998.

     Anam's semiconductor foundry facilities operate primarily for Amkor Technology, Inc. ("Amkor"), a United States affiliate. Anam manufactures semiconductor wafers and otherwise performs foundry services as a subcontractor to Amkor pursuant to a foundry agreement (the "Foundry Agreement") with Amkor. In addition, pursuant to the manufacturing and purchase agreements with Texas Instruments Incorporated ("TI"), a United States corporation, further discussed in Note 3, Anam fabricates wafers, which are also sold to Amkor.

     The businesses of Anam and Amkor have been inter-related for many years and have some common ownership by Mr. H.S. Kim and his family (the "Kim Family"). Mr. H.S. Kim currently serves as Anam's honorary chairman and his eldest son, Mr. James Kim, serves as Amkor's chairman and chief executive officer. Mr. James Kim also serves as a director of Anam and as the chairman of the Anam Group, consisting principally of companies in the Republic of Korea in the electronics and construction industries. As of December 31, 2000, Mr. H.S. Kim and his family owned approximately 2.8% of the outstanding common stock of Anam and 50.74% of the outstanding common stock of Amkor (See Note 5).

CONSOLIDATED SUBSIDIARIES AND SIGNIFICANT EQUITY INVESTEES

     A) Major subsidiaries and significant equity investees included in the accompanying financial statements by either consolidation or equity method of accounting at December 31, 2000 are as follows:

                                     CAPITAL STOCK
                             ------------------------------     DIRECT AND
                                                THOUSAND OF      INDIRECT         METHOD OF
SUBSIDIARIES                 MILLIONS OF WON    US DOLLARS     OWNERSHIP (%)     ACCOUNTING
- ------------                 ---------------    -----------    -------------    -------------
Anam Instruments*..........      W13,249          $17,274          20.8%        Equity
Anam USA...................         0.08              0.1           100%        Consolidation

- ---------------
* This entity was consolidated in 1998 but deconsolidated in 2000 and 1999.

     B) A summary of the subsidiaries referred to above is as follows:

ANAM INSTRUMENTS CO., LTD. (ANAM INSTRUMENTS)

     Anam Instruments was established under the name of Handeung Co., Ltd. in February, 1989 to manufacture and sell electronic parts and equipment. In December 1990, it merged with Anam Horologe Co., Ltd., an affiliate engaged in manufacturing and selling watches. Concurrently, the company changed its name to Anam Instruments Co., Ltd. In October 1994, Anam Instruments obtained the optical products and semiconductor machinery business of Anam.

     As of December 31, 2000, its capital stock is W13,249 million ($17,274), of which Anam Semiconductor owned 20.8%.

                            ANAM SEMICONDUCTOR, INC.

ANAM USA, INC. (ANAM USA)

     Anam USA was incorporated in Philadelphia, United States in September 1994, to sell semiconductor products of Anam. As of December 31, 2000, its capital stock is US$0.1 of which Anam owned 100%.

     C) Changes in Entities included in Consolidation and significant equity investees:

     As of December 31, 2000 and 1999, Anam owned 20.8% and 21.57% respectively of Anam Instrument. Anam's ownership percentage decreased from 67.24% as of December 31, 1998 due to sales of Anam Instrument shares. Accordingly Anam accounted for it under the equity method of accounting during 2000 and 1999, effective January 1, 1999.

     During 1999 Anam sold its whole interest in Anam/Amkor Precision Machine Company(Philippines), Inc. ("AAPMC") to Amkor Technology Inc.

     As of December 31, 1999, Anam owned 49.00% of Anam Engineering and Construction Co., Ltd. ("Anam Construction"). Anam Construction filed for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998. As part of the reorganization, Anam Construction was placed under the control of a receiver. Because management of Anam no longer exercises control over Anam Construction, Anam deconsolidated its investment in Anam Construction, including its consolidated subsidiary, Anam Environmental Industry Co., Ltd. ("Anam Environment"), and accounted for it under the equity method of accounting during 1999. During 2000, according to Anam Construction's reorganization plan, all common shares of ASI were reduced without consideration and a portion of ASI's loans to Anam Construction approximating $65,916 converted to preferred stock of Anam Construction in exchange for 1,472,705 non-voting preferred shares at W50,000 per share by August 1, 2000. After this conversion, ASI currently owns 25.0% of Anam Construction's shares, which is recorded at $0 in accompanying financial statements. Because ASI's shares do not have voting right, Anam accounted for it under the historical cost method of accounting in 2000 (see Note 20).

     In 2000, according to the reorganization plan of Anam Electronics Co., Ltd. ("Anam Electronics"), a portion of ASI's loans to Anam Electronics approximating $29,004 converted to common stock of Anam Electronic in exchange for 2,072,300 non-voting common shares at W16,000 per share by June 1, 2000. ASI records its investment in Anam Electronics at $0 in the accompanying financial statements. As part of the reorganization, Anam Electronics was placed under the control of receiver. Because ASI's common shares have no voting rights, Anam accounted for it under the historical cost method of accounting in 2000 (see Note 20).

2. SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL REPORTING POLICIES:

     The consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America ("U.S. GAAP"). Significant accounting policies followed by Anam and its consolidated subsidiaries (hereinafter collectively referred to as the "Company") in the preparation of the accompanying consolidated financial statements are summarized below.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Anam and its greater than 50% owned subsidiaries. The interest of other stockholders in these subsidiaries is reflected as minority interests. The equity method of accounting is used when Anam has both a 20% to 50% equity interest and the ability to exercise significant influence over the investee. Investments in companies owned less than 20% are carried at cost. All significant intercompany transactions and balances with consolidated subsidiaries have been eliminated in consolidation.

                            ANAM SEMICONDUCTOR, INC.

     Unrealized profit arising from sales by the controlling company to the consolidated subsidiaries or equity-method investees is fully eliminated and charged to the interest of the controlling company. Unrealized profit, arising from sales by the consolidated subsidiaries or equity-method investees to the controlling company or sales between consolidated subsidiaries or equity-method investees, is eliminated to the extent of the investor ownership interest.

USE OF ESTIMATES

     The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, guaranty obligations, depreciation and impairment of long-lived assets. Actual results could differ from those estimates and may affect amounts reported in future periods. Management believes that the estimates are reasonable.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at purchase.

RESTRICTED CASH

     Restricted cash consists of current and non-current bank deposits, which are pledged in connection with various long-term debt (Note 14). Restricted cash at December 31, 2000 and 1999 was $26,999 and $41,159, respectively.

BANK DEPOSITS

     Bank deposits consist of time deposits with banks and other financial institutions which have remaining maturities of more than three months at purchase. The Company classified these bank deposits with remaining maturities of one year or less at the balance sheet date as current and those with remaining maturities of more than one year as non-current.

AVAILABLE FOR SALE SECURITIES

     The Company accounts for those investments included in "Available for sale securities" under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). This statement requires investment securities to be divided into one of three categories: held-to maturity, available for sale and trading.

     The Company currently classifies all investments in debt and equity securities as available for sale securities. Individual securities with remaining contractual maturity of less than one year at the balance sheet date are included in current assets, and others are included as non-current assets. All available for sale securities are recorded at fair value. Unrealized holding gains and losses on securities available for sale are reported as a separate component of stockholders' equity, net of related deferred taxes. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method and are charged to current operations.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company provides an allowance for doubtful accounts receivable based on the aggregate estimated collectibility of accounts receivable.

                            ANAM SEMICONDUCTOR, INC.

INVENTORIES

     Inventories are stated at the lower of cost or market, with cost being determined by the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below:

                                                                ESTIMATED
                                                              USEFUL LIVES
                                                              -------------
Buildings...................................................   25     years
Structures..................................................  10-25   years
Machinery, equipment and vehicles...........................  5-10    years
Tools.......................................................    5     years
Furniture and fixtures......................................    5     years

     Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or materially extend the useful lives of the related assets are capitalized.

     Interest expense incurred during the construction period of assets on funds borrowed to finance such construction is capitalized. Capitalized interest costs in 2000 and 1999 approximate $3,626 and $4,502, respectively.

     The Korean government provides subsidies to the Company for purchases of certain buildings and machinery. The Company recorded such purchases at full acquisition costs and the related subsidies as a contra-asset account. The contra-asset account is reduced using the straight-line method over the estimated useful lives of the related assets.

CAPITAL LEASE TRANSACTIONS

     Assets leased under capital leases are recorded at cost as property, plant and equipment and depreciated using the straight-line method over their estimated useful lives. In addition, aggregate lease payments are recorded as obligations under capital leases, net of accrued interest as determined by total lease payments in excess of the cost of the leased machinery and equipment. Accrued interest is amortized over the lease period using the effective interest rate method.

DISCOUNTS ON DEBENTURES

     Discounts on debentures are amortized using the effective interest rate method over the repayment period of the debentures. The resulting amortization cost is included in interest expense.

ACCRUED SEVERANCE BENEFITS

     Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

                            ANAM SEMICONDUCTOR, INC.

     The contributions to national pension fund made under the National Pension Plan and the severance insurance deposit are deducted from accrued severance benefit liabilities. Contributed amounts are refunded from the National Pension Plan and the insurance company to employees on their retirement.

REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of completed wafers to its customers.

DISCONTINUED OPERATIONS

     The operating results of the packaging and testing businesses are shown separately as discontinued operations in the accompanying income statement due to the sale of the packaging and testing businesses in May 1999 and 2000 (see
Note 3). The results of the discontinued businesses do not reflect any interest expense or indirect expenses allocated by the Company.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred.

ADVERTISING COSTS

     Advertising costs are charged to current period operations when incurred. Advertising expenses for 2000 and 1999 were $414 and $236, respectively.

INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carryforwards ("NOL") and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to be reversed. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. Total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

     Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amount.

EARNINGS PER SHARE

     The Company accounted for earnings per share in accordance with SFAS 128, "Earnings Per Share" (SFAS 128). This statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company has calculated earnings per share based on the basic and diluted per share calculation (see Note 19). Basic EPS is computed using the weighted average number of common shares outstanding for the period while diluted EPS is computed assuming conversion of all dilutive securities, such as convertible bonds. Both computations reflect the June 17, 1999 reverse stock split in the number of shares.

                            ANAM SEMICONDUCTOR, INC.

REMEASUREMENT INTO US DOLLAR

     The U.S. dollar is the functional currency for ASI because the dollar is the currency of reference for market pricing in the worldwide semiconductor industry and revenue from external sales in U.S. dollars exceeds revenues in any other currency. The functional currency used by ASI's subsidiaries and equity investees, with the exception of Anam USA, is the Korean Won. The functional currency used by Anam USA is the U.S. dollar.

     For financial statement purposes, assets and liabilities of ASI are remeasured into U.S. dollars from books and records kept in Korean Won using the monetary/non-monetary method. Monetary assets and liabilities, such as cash, receivables, borrowings and other payables, are translated to U.S. dollars at end-of-period exchange rates. Non-monetary assets and liabilities, such as inventory, investments and fixed assets, are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates for the period, except for items related to non-monetary assets and liabilities, which are translated using historical exchange rates. All translation gains and losses are included in the determination of income for the period in which exchange rates change.

     The financial position and results of operations of the Company's subsidiaries and equity-method investees except Anam USA are measured using local currency as functional currency. The financial statements of these subsidiaries and equity-method investees are translated to U.S. dollars using the current exchange rate method. All the assets and liabilities are translated to U.S. dollars at end-of-period exchange rates. Capital accounts are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

     The end of period exchange rates and average exchange rates for the period used to remeasure the assets, liabilities, revenues and expenses in accordance with the translation method stated above in 2000 and 1999 were as follows:

                                                         KOREAN WON TO U.S. DOLLAR
                                           ------------------------------------------------------
                                           END OF PERIOD EXCHANGE RATES    AVERAGE EXCHANGE RATES
                                           ----------------------------    ----------------------
2000.....................................        W1,259.70 = US$1             W1,127.03 = US$1
1999.....................................        W1,134.50 = US$1             W1,189.30 = US$1

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company enters into foreign currency exchange contracts, including forward and swap contracts, to manage the exposure to changes in currency exchange rates, principally the exchange rate between Korean Won and U.S. Dollar. The use of foreign currency forward contracts allows Anam to reduce its exposure to the risk that the eventual Korean Won cash outflows resulting from facility operating expenses, capital expenditures, local supplier purchases and debt service will be adversely affected by changes in exchange rates. These transactions do not meet the requirements for hedge accounting for financial statement purpose. Therefore the resulting realized and unrealized gains or losses, measured by quoted market prices, are recognized in income as the exchange rates change. These gains and losses are included in the foreign currency gains (losses) account. The net unrealized gains (losses) on these contracts are accrued in the balance sheet account, forward contract debit (credit).

     The Company enters into interest rate swap transactions to manage its exposure to the fluctuation of interest rates. These transactions are accounted for on an accrual basis, in which cash settlement receivable or payable is recorded as an adjustment to interest income or expense.

     In regards to the impact of derivative financial instruments on liquidity and cash flow, no significant extra cash requirement is expected. Furthermore, the Company enters into these derivative contracts with major

                            ANAM SEMICONDUCTOR, INC.

financial institutions and continues to monitor the credit worthiness of these institutions. Management expects full performance from its counterparties under these contracts.

ALLOWANCE FOR CREDIT LOSSES ON LOANS RECEIVABLE

     The Company accounted for allowance for credit losses in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). Under SFAS 114, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

     When a loan is classified as impaired, no interest income is recognized. Any subsequent cash payment is applied to reduce the principal.

IMPAIRMENT OF LONG-LIVED ASSETS

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." In accordance with this standard, management periodically evaluates the carrying value of long-lived assets, including intangibles, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows are less than the asset's carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

RISKS AND UNCERTAINTIES

     The Company's business involves certain risks and uncertainties. Factors that could affect the Company's future operating results and the carrying value of assets such as property, plant and equipment include, but are not limited to, dependence on a cyclical semiconductor industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with assets, liabilities and transactions denominated in foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which the Company operates is very competitive. Key elements of competition in the independent semiconductor foundry market include breadth of foundry offerings, time-to-market, technical competence, design services, quality, production yields, reliability of customer service and price. A substantial portion of the Company's revenues is derived from Foundry Services(See Note 3) provided to Amkor pursuant to the Foundry Agreement.

CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of cash and cash equivalents, bank deposits, restricted cash, trade receivables, loans to affiliates and financial instruments with off-balance sheet risks.

     It is the Company's practice to place its cash and cash equivalents, bank deposits and restricted cash in various financial institutions located in Korea and the United States (U.S.) so as to limit the amount of credit exposure to any one financial institution. Deposits in U.S. banks may exceed the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (the "FDIC"). The Company controls the credit risks associated with cash and cash equivalents, bank deposits and restricted cash by monitoring the financial standing of the related banks and financial institutions.

                            ANAM SEMICONDUCTOR, INC.

     Anam performs and sells its Foundry Services exclusively to Amkor pursuant to the Foundry Agreement. In 2000 and 1999, sales to Amkor accounted for substantially all of Anam's revenues and accounts receivables. Any reduction in purchases by Amkor could have an adverse impact on Anam's financial position, results of operations and cash flows.

     The loans to affiliates are uncollaterized and collection is subject to the operations of those affiliates. Management believes they have provided adequate allowance against these loans to reduce them to their net realizeable value.

     The Company controls the credit risks associated with financial instruments through credit approvals, investment limits and centralized monitoring procedures but does not normally require collateral or other security from the counterparties. If the counterparty fails to honor certain forward or swap contracts, management believes any loss would be limited to the exchange rate or interest rate differential from the time the contract was made and the settlement date. The Company conducts its derivative transactions with major financial institutions and does not anticipate non-performance by counterparties which could have a significant impact on its financial position or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1999, the Financial Accounting Standard Board (the "FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. We will adopt this statement during the first quarter of 2001 and we believe that the impact of adoption on the financial statements will not be material.

3. RELATIONSHIP WITH AMKOR:

     The businesses of Anam and Amkor have been inter-related for many years by virtue of the Foundry Agreements (see Note 1), certain common ownership and management, financial relationships, coordination of product and operating plans, joint research and development activities and shared intellectual property rights.

     In accordance with the terms and condition of the Workout Program discussed in Note 5, in 2000 and 1999, Amkor made $500,694 of capital contribution to ASI in exchange for equity shares of ASI. As a result, Amkor owns 42% of the outstanding stock of ASI at December 31, 2000.

     On May 1, 2000, the Company sold to Amkor all of the remaining operating assets related to the packaging and testing business excluding K2 land in accordance with an asset purchase agreement approved by its shareholders on April 14, 2000. The sale price of K1, K2 and K3 was for $950,000 in cash. The sale of K1, K2 and K3 resulted in a gain of approximately $546,951 on the sale.

     On May 17, 1999, the Company sold to Amkor all the assets of the Company's packaging and test facility located in Kwangju city, the Republic of Korea ("K4"), excluding cash and cash equivalents, notes and accounts receivables, intercompany accounts and existing claims against third parties, in accordance with an asset purchase agreement signed on December 30, 1998 and approved by its shareholders on February 3, 1999. The sale price of K4 is $575,000 in cash, plus the transfer of up to $7,000 of employee benefit liabilities. The sale of K4 resulted in a gain of approximately $163,828 on the sale.

                            ANAM SEMICONDUCTOR, INC.

     At December 31, 1998, ASI owned 100% of the outstanding stock of Anam/Amkor Precision Machine Company (Philippines), Inc. ("AAPMCI"). On June 16, 1999, ASI sold its whole investment in AAPMCI common stock for $3,800 to Amkor and $3,217 of realized gain from the sale was recognized.

     In 2000 and 1999, approximately 97.0% and 93.3%, respectively, of Anam's revenues was derived from sales to Amkor. By the terms of a long-standing agreement, Amkor has been responsible for marketing and selling ASI's semiconductor foundry services, except to customers in Korea to whom ASI has historically sold such services directly. ASI has worked closely with Amkor in developing new technologies and products.

     Effective January 1, 1998, ASI entered into the five-year Foundry Agreement with Amkor giving Amkor the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry, both of which have negotiable pricing terms, taking into consideration factors such as changes in the semiconductor market, forecasted demand, product mix, capacity utilization and fluctuations in exchange rates as well as the mutual long-term strategic interest of Anam and Amkor. Amkor, in return, is responsible for sales of Foundry Services and is obligated to actively and diligently market the Foundry Services to potential and existing customers.

     The agreement is cancelable by either party upon five years prior written notice at any time after the fifth anniversary of the effective date. The Company's business, financial condition and operating results have been and will continue to be significantly dependent on the ability of Amkor to effectively market ASI's services. The termination of ASI's relationship with Amkor for any reason, or any material adverse change in Amkor's business could have a material adverse effect on ASI's business, financial condition and results of operations.

     In January 1998, the Company and Amkor entered into a manufacturing and purchasing agreement with Texas Instruments Incorporated ("TI") pursuant to which the Company will manufacture and Amkor will market wafer fabrication services to TI. Under the terms of the agreement, TI has agreed to purchase at least 40% of the foundry's capacity, and under certain circumstances has the right to purchase up to 70% of the foundry's capacity. In addition, the Company has a license to use TI technology only to provide wafer fabrication services to TI.

     The agreement ends on December 31, 2007, but may be terminated earlier upon, among other things, the consent of the Company, TI and Amkor, a material breach by the Company, TI or Amkor, the failure of the Company to protect TI's intellectual property and a change of control, bankruptcy, liquidation or dissolution of the Company.

4. UNSTABLE ECONOMIC ENVIRONMENT:

     Beginning in 1997, Korea and other countries in the Asia Pacific region experienced a severe contraction in substantially all aspects of their economies. This situation is commonly referred to as the 1997 Asian financial crisis. In response to this situation, the Korean government and the private sector began implementing structural reforms to historical business practices.

     The Korean economy is currently experiencing additional difficulties, particularly in the areas of restructuring private enterprises and reforming the banking industry. The Korean government continues to apply pressure to Korean companies to restructure into more efficient and profitable firms. The banking industry is currently undergoing consolidations and significant uncertainty exists with regard to the availability of short-term financing during the coming year. The Company may be either directly or indirectly affected by the situation described above.

     The accompanying financial statements reflect management's current assessment of the impact to date of the economic situation on the financial position of the Company. Actual results may differ materially from management's current assessment.

                            ANAM SEMICONDUCTOR, INC.

5. WORKOUT PROGRAM:

     The Company has traditionally operated with a significant amount of debt relative to its equity. In addition, the Company has guaranteed certain debt obligations of equity investees and affiliated companies, including Anam Construction, Anam Environment and Anam Electronics, which face serious financial difficulties.

     In response to this situation, management has undertaken certain measures it considers appropriate, including: (1) disposing of the packaging and test facilities (see Note 3); (2) placing Anam Construction into corporate reorganization under the Korean Corporate Reorganization Act; and (3) enlisting, on October 23, 1998 ASI into the "Workout Program", a financial restructuring program supervised by the Korean Financial Supervisory Commission ("FSC"). The Workout Program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiations between the companies and the creditors committee represented by banks and other financial institutions providing financing to ASI and does not involve the judicial system. The Workout Program also allows ASI to resume its operations uninterrupted and does not impact debt outstanding with trade creditors. Anam Electronics and Anam Environment also applied for the Workout Program in October 1998.

     On February 23, 1999, the following basic conditions and terms of ASI's Workout Program were agreed to and approved by its creditors committee : (1) five-year extension on repayment of loans and capital leases; (2) reduction of bank loan interest rates to Korean prime rate; (3) conversion of certain outstanding bank loans of ASI to equity shares and convertible bonds approximating $102,275 and $90,400, respectively; and (4) five-year suspension of creditors' right to demand performance on loan guarantees made by Anam on behalf of its affiliates. In order for the initial conversion of debt to take place in accordance with the terms of the Workout Program, ASI underwent a series of corporate actions, including a reverse stock split, to bring the fair market value of its equity shares to a price at least equal to the par value of such shares. The conversion of ASI debt by the creditor financial institutions would coincide with each installment of Amkor's equity investment in ASI as described below. The workout contained provision for the entitlement of the creditor financial institutions to vote the ASI shares owned by Mr. James Kim and his family. The Company did not recognize any gain or loss as a result of the Workout Program.

     On May 13, 1999, ASI's Workout Program became effective upon signing of a Memorandum of Understanding, which document detailed conditions and terms of ASI's Workout Program, between ASI and the creditors committee. In accordance with the terms and conditions of Workout Program, in 2000 and 1999, Amkor made $458,999 and $41,695, respectively, of capital contribution to ASI in exchange for equity shares of ASI. During 2000, ASI paid $102,929 to creditors for guarantee obligations in order to eliminate all guarantee obligations provided for Anam Construction and Anam Electronics (Note 20). On July 18, 2000, the creditors committee released ASI from Workout Program due to fulfillment of the terms of the Workout Agreement.

     Anam Electronics' application for Workout Program was not accepted by the creditors committee. As a result, on March 18, 1999, Anam Electronics filed an application for corporate reorganization under the Korean Corporate Reorganization Act. The reorganization plan was completed and approved by the district court on February 7, 2000. On the other hand, Anam Environment's application for Workout was accepted by its creditors committee on February 23, 1999. The probable outcome of these events was taken into consideration by the Company in estimating its liability on guarantees on the debts of its equity investees and affiliates.

                            ANAM SEMICONDUCTOR, INC.

6. INVENTORIES:

     Inventories at December 31, 2000 and 1999 comprise the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Finished products and merchandise...........................  $ 2,422    $ 6,639
Semi-finished products and work in process..................   10,945     15,562
Raw materials and supplies..................................   18,754     17,338
Materials in transit........................................    9,465      2,410
                                                              -------    -------
                                                              $41,586    $41,949
                                                              =======    =======

7. SHORT-TERM LOANS TO AFFILIATES:

     Loan receivable at December 31, 2000 and 1999 comprise of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
Loans to affiliated companies
  Anam Construction.........................................  $  17,752    $ 151,639
  Anam Environment..........................................    103,328       13,486
  Anam Electronics..........................................     12,145      145,987
  Anam Telecom..............................................      1,009           --
  Acqutek...................................................         --        3,877
  Dongan Engineering Co., Ltd...............................         --          587
  Anam Finance..............................................      1,619           --
                                                              ---------    ---------
                                                                135,853      315,576
                                                              ---------    ---------
Allowance for credit loss on due from affiliated companies
  (Note 8)..................................................   (134,234)    (311,112)
                                                              ---------    ---------
                                                              $   1,619    $   4,464
                                                              =========    =========

     The loans to affiliated companies and other loans have maturity periods of less than one year and are uncollateralized.

8. LOAN IMPAIRMENT:

     The Company provided loans to several affiliated companies, which currently face financial difficulties. Consequently, the Company assessed the collectibility of these loans in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", and determined that the Company would not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement on certain loans.

     The amount of impaired loans and related allowance for credit loss on loans receivable are summarized below:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
Impaired loans, gross.......................................  $ 134,234    $ 311,112
Allowance for credit loss on loans receivable...............   (134,234)    (311,112)
                                                              ---------    ---------
Impaired loans, net.........................................  $      --    $      --
                                                              =========    =========

                            ANAM SEMICONDUCTOR, INC.

     For the year ended December 31, 2000 and 1999, the average recorded investment in impaired loans was approximately $222,673 and $291,874, respectively.

     No interest income was recognized on impaired loans for the year ended December 31, 2000 and 1999. Had these loans performed in accordance with their original terms, interest income of $17,306 and $22,684 would have been recorded in 2000 and 1999, respectively.

     The changes in the allowance for credit loss on loans receivable are summarized below:

                                                                2000         1999
                                                              ---------    --------
Beginning balance...........................................  $ 311,112    $272,635
Transfer of loans receivable to investment securities.......    (94,920)         --
Write-off...................................................   (108,680)         --
Additions due to payment of guarantee obligation............     36,128          --
Additions charged to operations.............................         --      22,646
Effect of changes in exchange rates.........................     (9,406)     15,831
                                                              ---------    --------
Ending balance..............................................  $ 134,234    $311,112
                                                              =========    ========

9. INVESTMENT IN AVAILABLE FOR SALE SECURITIES:

     The Company's investment in available for sale securities are summarized below:

                                                         DECEMBER 31, 2000
                                     ----------------------------------------------------------
                                     AMORTIZED     UNREALIZED        UNREALIZED      ESTIMATED
                                       COST       HOLDING GAINS    HOLDING LOSSES    FAIR VALUE
                                     ---------    -------------    --------------    ----------
Bonds issued by government.........   $    73          $--             $   --         $    73
Bonds issued by local government...         9          --                  --               9
Equity Securities..................    24,942          --               9,221          15,721
                                      -------          --              ------         -------
Total..............................   $25,024          $--             $9,221         $15,803
                                      =======          ==              ======         =======

                                                         DECEMBER 31, 1999
                                     ----------------------------------------------------------
                                     AMORTIZED     UNREALIZED        UNREALIZED      ESTIMATED
                                       COST       HOLDING GAINS    HOLDING LOSSES    FAIR VALUE
                                     ---------    -------------    --------------    ----------
Bonds issued by government.........   $     3          $--             $   --         $     3
Bonds issued by local government...         3           --                 --               3
Equity Securities..................    30,557           54              2,489          28,122
                                      -------          ---             ------         -------
Total..............................   $30,563          $54             $2,489         $28,128
                                      =======          ===             ======         =======

     The maturity of the bonds issued by the government and the bonds issued by local government as of December 31, 2000 ranged from two years to seven years.

     The gross realized gains from the sale of available for sale securities in the year ended December 31, 2000 was $710. The gross realized losses from the sale of available for sale securities in 2000 and 1999 were $6,560 and $891, respectively.

     At December 31, 2000 and 1999, equity securities with total carrying amount of $1,481 and $9,578, respectively, were pledged as collateral for issuing non-guaranteed debentures and capital lease obligation, respectively (see Notes 12 and 14).

     At December 31, 2000 and 1999, respectively, the net book value of certain equity investment is below acquisition cost and is not expected to be recovered in the near future. Accordingly, an impairment loss of

                            ANAM SEMICONDUCTOR, INC.

$740 and $1,523, respectively is included in non-operating expenses for the other-than-temporary impairment of such investment.

10. INVESTMENTS IN AFFILIATED COMPANIES:

                                                    PERCENTAGE OF         DECEMBER 31,
                                                  OWNERSHIP (%) AT     ------------------
                                                  DECEMBER 31, 2000     2000       1999
                                                  -----------------    -------    -------
INVESTMENTS IN AFFILIATED COMPANIES:
By the equity method:
  Anam Instruments..............................        20.80          $11,442    $ 8,954
  Acqutek.......................................        16.39               --      4,164
  Anam Telecom..................................         0.52               --      4,261
  Anam Construction.............................           --               --         --
  Anam Finance..................................           --               --         --
  Anam Japan Inc. and others*...................           --               --      1,171
                                                                       -------    -------
                                                                       $11,442    $18,550
                                                                       =======    =======

- ---------------
* Certain majority-owned subsidiaries were not consolidated in 1999 due to immateriality.

11. SUMMARY FINANCIAL DATA ON SIGNIFICANT EQUITY INVESTEES:

     Additional information regarding the Company's equity investees is as below:

                                                   AS OF DECEMBER 31, 2000
                              ------------------------------------------------------------------
                              CURRENT    NON-CURRENT      CURRENT      NON-CURRENT
                              ASSETS       ASSETS       LIABILITIES    LIABILITIES    NET EQUITY
                              -------    -----------    -----------    -----------    ----------
Anam Instruments............  $71,298      $21,292        $23,287        $14,558       $54,745

                                               FOR THE YEAR ENDED DECEMBER 31, 2000
                                      ------------------------------------------------------
                                       GROSS          GROSS        INCOME FROM
                                      REVENUE     PROFIT (LOSS)    OPERATIONS     NET INCOME
                                      --------    -------------    -----------    ----------
Anam Instruments....................  $143,800       $19,756         $4,717         $5,646

                                                 AS OF DECEMBER 31, 1999
                           -------------------------------------------------------------------
                           CURRENT     NON-CURRENT      CURRENT      NON-CURRENT    NET EQUITY
                            ASSETS       ASSETS       LIABILITIES    LIABILITIES    (DEFICIT)
                           --------    -----------    -----------    -----------    ----------
Anam Construction*.......  $145,289      $85,895       $416,648        $65,199      $(250,663)
Anam Instruments.........    82,126       41,413         49,568         24,872         49,099
Acqutek..................    35,552       55,275         34,376         33,722         22,729
Anam Finance.............    32,423        1,167         37,320             98         (3,828)
Anam Telecom.............     6,502       22,862          2,416          5,996         20,952

                            ANAM SEMICONDUCTOR, INC.

                                               FOR THE YEAR ENDED DECEMBER 31, 1999
                                    ----------------------------------------------------------
                                     GROSS          GROSS         INCOME (LOSS)     NET INCOME
                                    REVENUE     PROFIT (LOSS)    FROM OPERATIONS      (LOSS)
                                    --------    -------------    ---------------    ----------
Anam Construction*................  $ 63,621      $(14,766)         $(66,991)        $(66,991)
Anam Instruments..................   169,051        26,601            11,135            7,487
Acqutek...........................    57,040         3,646            (7,978)          (4,377)
Anam Finance......................     9,980        (8,323)           (8,343)          (8,343)
Anam Telecom......................     1,543        (3,278)           (8,220)          (8,220)

- ---------------
* Anam Environment's figures are included in Anam Construction.

12. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at December 31, 2000 and 1999 comprise of the following:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
Costs
  Land......................................................  $   29,820    $   43,260
  Buildings and Structures..................................      93,632       309,315
  Machinery, equipment and vehicles.........................   1,012,939     1,578,736
  Tools, furniture and fixtures.............................       9,891        55,402
  Construction in progress..................................         610            --
  Machinery in transit......................................      38,349        22,558
                                                              ----------    ----------
                                                               1,185,241     2,009,271
Accumulated depreciation....................................    (390,540)     (968,910)
                                                              ----------    ----------
                                                                 794,701     1,040,361
Governmental subsidies......................................        (851)       (2,426)
                                                              ----------    ----------
Net Property, Plant and Equipment...........................  $  793,850    $1,037,935
                                                              ==========    ==========

CAPITAL LEASES

     The Company has various facilities and equipment held under capital lease agreements.

     Capital lease assets included in the above categories are further described below:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
Machinery and equipment.....................................  $ 620,185    $ 870,837
Accumulated depreciation....................................   (300,007)    (356,140)
                                                              ---------    ---------
Capitalized Leases, net.....................................  $ 320,178    $ 514,697
                                                              =========    =========

                            ANAM SEMICONDUCTOR, INC.

     Future minimum lease payments under noncancelable capital leases as of December 31, 2000 are as follows:

                                                              CAPITAL LEASES
                                                              --------------
For years ended December 31,
2001........................................................     $ 21,465
2002........................................................       21,465
2003........................................................       21,465
2004........................................................       21,465
Thereafter..................................................           --
                                                                 --------
Total minimum lease payments................................       85,860
Less amount representing interest...........................      (12,293)
                                                                 --------
Present value of minimum lease payments under capital
  leases....................................................       73,567
Less: portion due within one year...........................      (16,391)
                                                                 --------
                                                                 $ 57,176
                                                                 ========

PLEDGED PROPERTY, PLANT AND EQUIPMENT

     A substantial portion of the Company's property, plant and equipment is pledged as collateral for various loans from banks, up to a maximum amount of $338,512 and $636,608, at December 31, 2000 and 1999, respectively (see Notes
14).

IMPAIRMENT OF PROPERTY, PLANT AND EQUIPMENT

     The Company recognized an impairment loss of $273,937 related to its assets held in the wafer fabrication factory (the "FAB") in Bucheon City, Republic of Korea in 1998 in accordance with SFAS 121. The amounts in property, plant and equipment above reflect the write-off of assets based upon the present value of expected future cash flows, as summarized below:

                                                                1998
                                                              --------
Building....................................................  $120,863
Machinery, equipment and vehicles...........................   153,074
                                                              --------
Total impairment write-off..................................  $273,937
                                                              ========

     The FAB commenced operation in February 1998. Based on equipment installed in FAB, as of December 31, 1998 production levels were below the levels necessary for the factory to be profitable. Due to the lack of capital available to the Company, investment in additional equipment for FAB was not planned in the near future.

     In 2000 and 1999, the Company did not record the restoration of previously recognized impairment loss in accordance with SFAS 121.

                            ANAM SEMICONDUCTOR, INC.

13. ACCRUED SEVERANCE BENEFITS:

     Accrued severance benefits at December 31, 2000 and 1999 are as follows:

                                                                2000        1999
                                                              --------    --------
Beginning balance...........................................  $ 54,568    $ 73,428
Decrease resulting from sales of divisions..................   (56,510)     (9,392)
Decrease resulting from deconsolidation of affiliates.......        --      (5,223)
Provisions..................................................    14,376      10,472
Severance payments..........................................    (5,713)    (14,717)
                                                              --------    --------
                                                                 6,721      54,568
Balance of payments remaining with National Pension Fund....      (413)     (5,811)
Balance of payments remaining with Severance insurance
  deposit...................................................    (6,308)         --
                                                              --------    --------
                                                              $     --    $ 48,757
                                                              ========    ========

     The severance benefits are funded approximately 101% at December 31, 2000, through severance insurance deposit for payment of severance benefits, and the account is deducted from accrued severance benefit liabilities. However if the deposit exceeds accrued severance benefits, the Company classifies the excess deposit amount of $489 over accrued severance benefits as non-current restricted cash. The beneficiaries of the severance insurance deposit are the Company's employees.

14. BORROWINGS AND INSTALLMENT PAYABLE:

     Short-term borrowings at December 31, 1999 were general term loans. Long-term debt and long-term installment payable excluding capital lease obligations, at December 31, 2000 and 1999 comprise the following:

                                                                                CARRYING VALUE
                                                     ANNUAL INTEREST RATE       AT DECEMBER 31,
                                                     (%) AT DECEMBER 31,     ---------------------
                                                             2000              2000         1999
                                                     --------------------    ---------    --------
Won Currency Loans:
  Choheung Bank due 2003...........................    7.50 - 12.00          $  33,046    $305,497
  Shinhan Bank due 2003............................       10.25                 19,887      41,157
  Korea Exchange Bank..............................       10.25                  7,320      88,296
  Hanvit Bank......................................         --                      --      76,184
  Seoul Bank.......................................         --                      --      55,307
  Others...........................................       10.45                  6,345      64,820
                                                                             ---------    --------
                                                                                66,598     631,261
     Less: current portion.........................                               (254)       (819)
                                                                             ---------    --------
                                                                                66,344     630,442
                                                                             ---------    --------
U.S. Currency Loans:
  Korea Exchange Bank..............................         --                      --      10,079
  Shinhan Bank.....................................         --                      --      11,502
  Others...........................................         --                      --       2,875
                                                                             ---------    --------
                                                                                    --      24,456
     Less: current portion.........................                                 --          --
                                                                             ---------    --------
                                                                                    --      24,456
                                                                             ---------    --------

                            ANAM SEMICONDUCTOR, INC.

                                                                                CARRYING VALUE
                                                     ANNUAL INTEREST RATE       AT DECEMBER 31,
                                                     (%) AT DECEMBER 31,     ---------------------
                                                             2000              2000         1999
                                                     --------------------    ---------    --------
Debentures in Won currency:
  Guaranteed, payable through 2004.................   10.00 - 11.00             15,877      67,766
  Non-guaranteed, payable through 2004.............   10.00 - 13.38              9,130     140,971
                                                                             ---------    --------
                                                                                25,007     208,737
Less: current portion..............................                             (7,938)    (19,392)
     discounts on debentures.......................                                 (7)     (1,812)
                                                                             ---------    --------
                                                                                17,062     187,533
                                                                             ---------    --------
Convertible Bonds (see Note 15):
  US Dollar, payable through 2010..................        0.25                 24,904      31,193
                                                                             ---------    --------
  Total long-term debt.............................                          $ 108,310    $873,624
                                                                             =========    ========
Long-term Installment Payable
  Installment payable in U.S. currency.............                          $ 203,073    $     --
  Installment payable in Won currency..............                              1,618       2,515
  Less: current portion............................                           (100,529)       (719)
     Discounts on installment payable..............                            (15,602)       (245)
                                                                             ---------    --------
                                                                             $  88,560    $  1,551
                                                                             =========    ========

     See Notes 9 and 12 for the related collateral arrangements for the Company's long-term debt. At December 31, 2000, the Company provided notes and checks, including 8 blank notes and 12 blank checks, to several banks and financial institutions as collateral in relation to various borrowings. In relation to guaranteed debentures and convertible bonds, the Company pays guarantee fees at 0.25% to 0.5% per annum.

     Certain debentures are guaranteed by Choheung Bank. The carrying amount of the debentures is equivalent to the registered, issued and outstanding amount of debentures.

     The annual maturities of long-term debt, excluding discounts on debentures and installment payable, outstanding at December 31, 2000 are as follows:

                           WON CURRENCY                  CONVERTIBLE    INSTALLMENT
YEAR                          LOANS        DEBENTURES       BONDS         PAYABLE       TOTAL
- ----                       ------------    ----------    -----------    -----------    --------
2001.....................    $   254        $ 7,938        $    --       $ 99,881      $108,073
2002.....................        411         15,877             --         84,147       100,435
2003.....................        411             --             --         20,663        21,074
2004.....................        363             --             --             --           363
2005.....................        194             --             --             --           194
thereafter...............     64,965          1,192         24,904             --        91,061
                             -------        -------        -------       --------      --------
                             $66,598        $25,007        $24,904       $204,691      $321,200
                             =======        =======        =======       ========      ========

15. CONVERTIBLE BONDS:

     In 1996, the Company issued US Dollar-denominated convertible bonds aggregating $40 million bearing interest at 0.25% per annum. The bonds are convertible into common stock from April 22, 1996 through November 30, 2010, at a specified conversion price, subject to adjustment based on the occurrence of certain events as provided in the offering agreement. The adjusted conversion price as of December 31, 2000 and 1999

                            ANAM SEMICONDUCTOR, INC.

is W6,406 per share. The exchange rate applicable to the exercise of the conversion rights is fixed at W779.72 per US$1.

     The Company may redeem all or some of the bonds on or at any time after March 20, 1997 at their principal amount, together, in each case, with accrued interest. No such redemption may be made on or prior to March 20, 2001 unless the average of the last selling prices or, if no sales take place on such day, the closing bid or offered prices of the common shares as reported by the Korea Stock Exchange, for each of 30 consecutive trading days, ending not more than 30 days prior to the date upon which notice of such redemption is given, has been at least 130% of the conversion price of each such trading day.

     Any bondholder may request the Company to redeem all or some of the bonds held by him on March 20, 2001 at 142.75% of the principal amount of such bonds, together with interest accrued to the date of redemption.

     Unless previously redeemed, purchased and cancelled or converted, the bonds will be redeemed on December 31, 2010 at their principal amount together with accrued interest.

     During 1999, $19,720 of convertible bonds with interest of $3,545 were converted into the Company's common stock. As a result of the conversion, 1,686,425 additional shares were issued, which resulted in increase of capital and capital surplus by $10,814 and $8,906, respectively. Remainder of convertible bonds comprised principal of $23,825 and interest of $7,368 as of December 31, 1999.

     During 2000, $6,115 of convertible bonds with interest of $1,891 were converted into the Company's common stock. As a result of the conversion, 744,296 additional shares were issued, which resulted in increase of capital and capital surplus by $3,345 and $2,770, respectively. Remainder of convertible bonds comprised principal of $17,710 and interest of $7,194 as of December 31, 2000.

16. INCOME TAXES:

     The tax benefit consists of the following:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
Current:....................................................   $ 50,657      $ 26,868
Deferred:...................................................    (19,674)      (54,192)
                                                               --------      --------
Total.......................................................     30,983       (27,324)
Allocated to income from discontinued packaging and testing
  operation.................................................      6,353        12,408
Allocated to gain on sale of packaging and testing
  factories.................................................    112,724        14,268
                                                               --------      --------
Continuing operations.......................................   $(88,094)     $(54,000)
                                                               ========      ========

     Anam incurs income tax liabilities in Korean Won based on taxable income determined in accordance with Korean generally accepted accounting principles and tax laws. The tax provision included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under SFAS 109.

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including Anam's ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economy environment and the overall future industry outlook. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. Such valuation allowance is reviewed periodically.

                            ANAM SEMICONDUCTOR, INC.

     The major components of deferred tax assets and deferred tax liabilities as of December 31, 2000 and 1999 are as follows:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
Deferred tax assets:
  Borrowings................................................  $     367    $   3,141
  Forward contracts.........................................         --          371
  Provision for severance benefits, net.....................        119       14,320
  Property, plant and equipment.............................     88,168      116,278
  Short term and long term loans............................    119,311      163,469
  Provision for contingency losses..........................     22,691       40,013
  Inventories...............................................         --          678
  Accounts and notes receivable.............................     30,224           41
  Investment................................................     25,808       11,800
  Tax credit................................................     51,164       58,942
  Other.....................................................          2           41
                                                              ---------    ---------
          Total deferred tax assets.........................    337,854      409,094
                                                              ---------    ---------
Deferred tax liabilities....................................        441           62
Valuation allowance.........................................   (264,527)    (355,820)
                                                              ---------    ---------
Net deferred tax assets (liabilities).......................  $  72,886    $  53,212
                                                              =========    =========

     At December 31, 2000, the Company has available unused investment tax credits of $51,164, which may be applied against future income tax amounts through 2004.

     Management has reassessed the estimated future taxable income and has concluded that it is "more likely than not" that Anam will not realize the full benefit of deferred tax assets. Accordingly, a valuation allowance of $264,527 and $355,820 at December 31, 2000 and 1999, respectively, has been recorded.

     The statutory income tax rate, including tax surcharges, applicable to Anam for 2000 and 1999 is approximately 30.8%. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows:

                                                              THOUSANDS OF U.S. DOLLARS
                                                              -------------------------
                                                                 2000          1999
                                                              ----------    -----------
Taxes at Korean statutory tax rate..........................   $148,340      $  35,213
  Remeasurement effect......................................    (22,068)        75,257
  Increase (decrease) in valuation allowance................    (91,293)      (116,608)
  Tax credits used..........................................    (17,767)       (12,057)
  Other, net................................................     13,771         (9,129)
                                                               --------      ---------
          Total income tax provision (benefit)..............   $ 30,983      $ (27,324)
                                                               ========      =========

17. CAPITAL STOCK:

     The authorized share capital of the Company consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with par value of W5,000 as of December 31, 2000 and 1999.

                            ANAM SEMICONDUCTOR, INC.

     As of December 31, 2000 and 1999, outstanding capital stocks are as follows:

                        NUMBER OF SHARES ISSUED
                            AND OUTSTANDING           PAR VALUE            THOUSANDS OF WON
                       -------------------------    -------------    ----------------------------
                          2000           1999       2000 AND 1999        2000            1999
                       -----------    ----------    -------------    ------------    ------------
Common stock.........  111,880,768    55,031,183       W5,000        W559,403,840    W275,155,915
Preferred stock......    2,576,276     2,576,276        5,000          12,881,380      12,881,380
                       -----------    ----------                     ------------    ------------
                       114,457,044    57,607,459                     W572,285,220    W288,037,295
                       ===========    ==========                     ============    ============

     As of December 31, 2000 and 1999, preferred stocks are as follows:

Series A preferred stock..........................    2,240,240 shares
Series B preferred stock..........................             336,036
                                                      ----------------
                                                      2,576,276 shares
                                                      ================

SERIES A PREFERRED STOCK (FIRST PREFERRED)

     Series A preferred stockholders have no voting rights and are entitled to non-cumulative and non-participating preferred dividends at a rate of one percentage point over those provided to common shareholders. This preferred dividend rate is not applicable to stock dividends.

SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK (SECOND PREFERRED)

     Series B Cumulative Convertible preferred stockholders are entitled to cumulative and participating preferred dividends at a rate of 9% of par value. The shareholders have no voting rights, except for the period from the shareholders' meeting in which dividends at a rate less than 9% of par value are declared through the shareholders' meeting in which dividends at a rate more than 9% of par value are declared. Preferred stocks shall be converted to common shares on March 15, 2007. The basis of conversion is one share of preferred stock for one share of common stock.

Common stock reduced in 1999 is as follows:
(Per share data is stated in U.S. dollars)

                                                                                  PAID-IN CAPITAL IN
DATE OF REDUCTION                              TYPE      SHARES      PAR VALUE    EXCESS OF PAR VALUE
- -----------------                              ----    ----------    ---------    -------------------
Common stock
  June 17, 1999..............................   (A)    (6,801,860)   $(43,040)            $--

- ---------------
(A) Reverse stock split from 1.2873 share to one

18. RECEIVABLE FROM STOCKHOLDERS:

     In July 1997, the Company loaned $100,000 to a shareholder through an affiliated company to purchase the Company's depository receipts(the "Shares") issued on July 24, 1997. This loan was recorded as a contra equity item. In addition, the Company did not recognize interest income related to this loan.

     Beginning in 1999 and continuing through October 2000, the affiliated company at the request of the Company began selling the Shares. All the Shares were sold with all the proceeds being returned to the Company totalling $46,672. Upon completion of the sale of the Shares the loan was cancelled.

     In addition, the Company also made certain non-interest bearing loans to employees and directors to finance their acquisition of the Company's stock. Such loans are also recorded as a contra equity item.

                            ANAM SEMICONDUCTOR, INC.

19. EARNINGS (LOSS) PER SHARE:

     For the years ended December 31, 2000 and 1999, earnings (loss) per share
(EPS) was calculated as follows:

                                                                      WEIGHTED AVG.       PER SHARE
                                                   EARNINGS (LOSS)       SHARES            AMOUNT
                                                     (NUMERATOR)      (DENOMINATOR)    (IN US DOLLARS)
                                                   ---------------    -------------    ---------------
Earnings per Share -- Year Ended December 31,
  2000
Income from continuing operations................     $ (19,703)
Less: Preferred stock dividend...................          (118)
                                                      ---------
Weighted average number of common Shares for the
  year...........................................                      88,838,496
                                                                       ----------
Basic earnings per share:
Income from continuing operations attributable to
  common stock...................................       (19,821)       88,838,496          $(0.22)
                                                                       ==========          ======
Add: Income from discontinued operations.........       470,344
                                                      ---------
Net income attributable to common stock..........       450,523        88,838,496          $ 5.07
                                                                                           ======
Effect of dilutive securities:
Convertible debentures...........................           931         2,155,611
Convertible preferred stock......................           118           324,900
                                                      ---------        ----------
Diluted earnings per share:
Net income attributable to common stock..........       451,572        91,319,007          $ 4.94
                                                      =========        ==========          ======
Income from continuing operations attributable to
  common stock...................................     $ (19,821)       88,838,496          $(0.22)
                                                      =========        ==========          ======
Earnings per Share -- Year Ended December 31,
  1999
Loss from continuing operations..................     $(169,759)
Less: Preferred stock dividend...................          (133)
                                                      ---------
Weighted average number of common shares for the
  year before retroactive adjustment to reflect
  the reverse stock split........................                      32,320,823
Effect of retroactive adjustment to reflect the
  reverse stock split............................                     (3,112,084)
                                                                       ----------
Basic earnings per share:
Loss from continuing operations attributable to
  common stock...................................      (169,892)       29,208,739          $(5.82)
                                                                       ==========          ======
Add: Income from discontinued operations.........       279,624
                                                      ---------
Net income attributable to common stock..........       109,732        29,208,739          $ 3.76
                                                                                           ======

                            ANAM SEMICONDUCTOR, INC.

                                                                      WEIGHTED AVG.       PER SHARE
                                                   EARNINGS (LOSS)       SHARES            AMOUNT
                                                     (NUMERATOR)      (DENOMINATOR)    (IN US DOLLARS)
                                                   ---------------    -------------    ---------------
Effect of dilutive securities:
Convertible debentures...........................         1,252         2,899,911
Convertible preferred stock......................           133           336,036
                                                      ---------        ----------
Diluted earnings per share:
Net income attributable to common stock..........       111,117        32,444,686          $ 3.42
                                                      =========        ==========          ======
Loss from continuing operations attributable to
  common stock...................................     $(169,892)       29,208,739          $(5.82)
                                                      =========        ==========          ======

     The basic earnings per share for discontinued operations was $5.29 and $9.58 in 2000 and 1999, respectively. Diluted earnings per share for discontinued operations was $5.18 and $9.24 in 2000 and 1999, respectively.

20. COMMITMENTS AND CONTINGENCIES:

     At December 31, 2000 and 1999, the Company was contingently liable for guarantees of indebtedness of certain affiliated companies as follows:

                                                               2000        1999
                                                              -------    --------
Anam Electronics............................................  $11,939    $134,651
Anam Construction...........................................   12,150     150,587
Anam Environment............................................    8,788       9,626
Acqutek.....................................................       --      13,691
Anam Finance................................................       --       4,966
Other Affiliates............................................    6,539       8,391
                                                              -------    --------
          Total.............................................  $39,416    $321,912
                                                              =======    ========

     As discussed in Note 5, Anam Construction and Anam Electronics became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998 and March 18, 1999, respectively. The application of each company was accepted by the court. Under the court appointed receivership management, both companies had been preparing their reorganization plan including the restructuring of existing debt. Anam Electronics reorganization plan was completed and approved by the court on February 7, 2000 and Anam Construction's reorganization plan was completed and approved by the court on March 20, 2000. According to Anam Electronics' reorganization plan, a portion of ASI's loans to Anam Electronics approximating $29,004 were converted to common stock of Anam Electronics in exchange for 2,072,300 non-voting common shares at - W16,000 per share. After this conversion, ASI currently owns 32.4% of Anam Electronics' common shares. According to Anam Construction's reorganization plan, all common shares of ASI were reduced without consideration and a portion of ASI's loans to Anam Construction approximating $65,916 converted to preferred stock of Anam Construction in exchange for 1,472,705 non-voting preferred shares at W50,000 per share. After this conversion, ASI currently owns 25.0% of Anam Construction's shares.

     Under the terms of Anam's Workout Program, the guaranteed creditors of Anam Construction and Anam Electronics may exercise their right to request from the Company the performance of guarantee obligations only at the time when the guarantee obligation amount is fixed after the extinction of the primary debtors' legal entity as a result of bankruptcy or liquidation. In addition, the payment of the principal of the guarantee obligation was suspended until December 31, 2003 and interest during such suspension period will

                            ANAM SEMICONDUCTOR, INC.

be exempted. In April 2000, the creditors committee approved that ASI's payment of $125,517 was resulted in eliminating all guarantee obligations provided for Anam Construction and Anam Electronics. The Company paid $102,929 to creditors for guarantee obligations in 2000 and has $22,588 of unpaid outstanding guarantee obligations to creditors at December 31, 2000. The Company recorded a liability for loss contingency of $22,588 and $101,460, respectively, at December 31, 2000 and 1999, for the probable loss that may occur upon guaranteed creditors' demand for performance of these loan guarantees.

     In addition to loss provisions provided for those affiliate guarantees discussed above, the Company accrued an additional provision of $15,688 and $18,452 at December 31, 2000 and 1999, respectively, related to losses expected on other guarantees.

     At December 31, 2000 and 1999, the Company is contingently liable for letters of commitment provided in relation to the issuance of $38 million secured floating rate notes due 2000 by Pacific Elephant Investment (L) limited ("PEIL") and the issuance of $20 million guaranteed floating rate notes due 2002 by Pacific Rainbow Investment (L) Limited ("PRIL"). According to terms of the letters of commitment, the Company is required, subject to any restrictions under Korean Law, to make a capital injection to PEIL and PRIL if their gross asset value becomes lower than 100% of the outstanding principal amount of all their respective borrowings. Because of the economic crisis in the Asia Pacific region, the gross asset value of both PEIL and PRIL significantly declined and, as a result, the Company was asked to make capital injections to PEIL and PRIL. The Company negotiated this matter with various parties including those responsible for the operations of PEIL and PRIL to settle down these claims but no settlement was made. Lawsuits relating to these claims were filed in September, 2000. The plaintiffs are suing the Company for damages totaling $33 million for PEIL and $16 million for PRIL, the Company recorded loss contingencies of $34,386 and $10,000 at December 31, 2000 and 1999, respectively, for the probable loss that may occur upon settlement of these claims.

21. DERIVATIVE FINANCIAL INSTRUMENTS:

     The total fair value of all derivative instruments at December 31, 1999 was $164,636. Net unrealized losses in relation to currency and interest swap contracts approximate $15,364 as of December 31, 1999 (see Note 2). In 2000, all of the remaining currency and interest swap contracts were settled and the Company recorded realized gains or losses as foreign currency exchange gain or loss.

CURRENCY AND INTEREST SWAP

     The Company had several outstanding currency and interest rate swap contracts at December 31, 1999, further described as follows:

1999

                                CONTRACT      CONTRACTED      RECEIVING     PAYING       CONTRACT
BANK                             AMOUNT      EXCHANGE RATE    RATE (%)     RATE (%)      DUE DATE
- ----                            ---------    -------------    ---------    --------    ------------
Korea Development Bank........  US$50,000      W938:US$1         9.95        6.25      Oct 10, 2000
Sinhan Bank...................  US$10,000      W882:US$1        10.20        6.90      Apr 24, 2000
Korea Merchant Bank...........  US$20,000      W882:US$1        10.20        6.90      Apr 24, 2000

                            ANAM SEMICONDUCTOR, INC.

INTEREST SWAP

     The Company had several outstanding interest-rate swap contracts in relation to payment of interest on foreign currency long-term debt at December 31, 1999, further described as follows:

1999

                                      CONTRACT        SELLING        BUYING       CONTRACT
BANK                                   AMOUNT        RATE (%)       RATE (%)        TERMS
- ----                                 ----------    -------------    --------    -------------
Chase Manhattan Bank...............  US$100,000    6 month LIBOR     5.800      Sept 16, 2000

22. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies; however, considerable judgement is required in interpreting market data to develop estimates for fair value. Accordingly, these estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Certain of these financial instruments are with major financial institutions and expose the Company to market and credit risks and may at times be concentrated with certain counterparties or group of counter-parties. The creditworthiness of counterparties is continually reviewed, and full performance is anticipated.

     The carrying amount reported in the balance sheet for accounts receivable from affiliates, other accounts receivable, short-term loans receivable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The methods and assumptions used to estimate the fair value of other significant classes of financial instruments are set forth below:

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are due on demand or carry a maturity date of less than three months when purchased. The carrying amount of these financial instruments is a reasonable estimate of fair value.

AVAILABLE FOR SALE INVESTMENTS

     The fair value of these financial instruments was estimated based on market quotes, recent offerings of similar securities, current and projected financial performance of the company and net asset positions.

INVESTMENT IN AFFILIATED COMPANIES

     Management believes it is impractical to estimate the fair value of non publicly traded companies.

SHORT-TERM BORROWING

     Short-term borrowings have variable rates that reflect currently available terms and conditions for similar borrowings. The carrying amount of this debt is a reasonable estimate of fair value.

LONG-TERM DEBT

     Long-term debt balances have variable rates that reflect currently available terms and conditions for similar debt. The carrying value of this debt is a reasonable estimate of fair value.

CONVERTIBLE BONDS

     Management believes it is impractical to estimate the fair value of such bonds due to their unique feature and the lack of an active trading market for such bonds.

                            ANAM SEMICONDUCTOR, INC.

23. RELATED PARTY TRANSACTIONS:

DISCONTINUED PACKAGING AND TESTING OPERATIONS

     On May 1, 2000, Anam sold the remaining packaging and testing operations to Amkor, the company related to Anam (see Notes 1 and 2). Net sales of the packaging and testing operations, consisting of plants K1, K2 and K3, for the years ended December 31, 2000 and 1999, including those of K4 sold to Amkor in May, 1999, were $166,296 and $477,862, respectively. These amounts have been excluded from the net sales amounts in the accompanying income statements (see
Note 3).

     Significant transactions with affiliated companies during 2000 and 1999 and the related account balances at December 31, 2000 and 1999 are summarized as follows:

TRANSACTIONS BETWEEN THE COMPANY AND ITS AFFILIATED COMPANIES

                                                                  DECEMBER 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Sales
  Amkor.....................................................  $499,820    $712,300
  Other affiliated companies................................        --       2,428
                                                              --------    --------
                                                              $499,820    $714,728
                                                              ========    ========
Purchases
  Other affiliated companies................................  $     --    $ 17,612
                                                              ========    ========

RELATED ACCOUNTS BALANCES BETWEEN THE COMPANY AND ITS AFFILIATED COMPANIES

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Receivables
  Amkor.....................................................  $26,215    $26,586
  Other affiliated companies................................   20,536      7,505
                                                              -------    -------
                                                              $46,751    $34,091
                                                              =======    =======
Payables
  Amkor.....................................................       --    $ 1,223
  Other affiliated companies................................      527     10,633
                                                              -------    -------
                                                              $   527    $11,856
                                                              =======    =======

24. SEGMENT INFORMATION:

     The Company has identified two reportable segments, specifically packaging and test services and wafer fabrication service, that are managed separately because the services provided by each segment require different technology.

     Prior to the sale to Amkor the Company offers a complete and integrated set of packaging and test services including Integrated Circuit("IC") packaging design, leadframe and substrate design, IC package assembly, final testing, burn-in reliability test and thermal and electrical characterization. The Company also manufacture submircron Complementary Metal Oxide
Semiconductor("CMOS") wafers through its foundry.

                            ANAM SEMICONDUCTOR, INC.

     The accounting policies for segment reporting are the same as those described in Note 2 to the consolidated financial statements. The Company evaluates its operating segments based on profit and loss.

BY INDUSTRY SEGMENT

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                2000          1999
                                                              ---------    -----------
Revenue from external customers:
  Packaging.................................................  $166,295     $  477,862
  Wafer.....................................................   344,792        264,177
  Other.....................................................        --         21,748
                                                              --------     ----------
  Total.....................................................  $511,087     $  763,787
                                                              ========     ==========
Property, Plant and Equipment:
  Packaging.................................................  $     --     $  401,568
  Wafer.....................................................   793,850        597,870
  Other.....................................................        --         38,497
                                                              --------     ----------
  Total.....................................................  $793,850     $1,037,935
                                                              ========     ==========

     The following is a summary of operations by country based on the location of the customer. Property, plant and equipment is based on the location of the equipment.

BY GEOGRAPHY

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                2000          1999
                                                              ---------    -----------
Revenue from external customers:
  United States.............................................  $499,820     $  712,300
  Republic of Korea and Others..............................    11,267         51,487
                                                              --------     ----------
  Total.....................................................  $511,087     $  763,787
                                                              ========     ==========
Property, Plant, and Equipment
  United States.............................................  $     44     $       76
  Republic of Korea.........................................   793,806      1,037,859
                                                              --------     ----------
  Total.....................................................  $793,850     $1,037,935
                                                              ========     ==========

BY MAJOR CUSTOMER

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
Revenue from external customers:
  Amkor.....................................................   $499,820      $712,300
  Other.....................................................     11,267        51,487
                                                               --------      --------
  Total.....................................................   $511,087      $763,787
                                                               ========      ========

     Summarized financial information concerning the Company's reportable segments is shown in the following table. The other column includes the elimination of inter-segment balances and corporate assets.

                            ANAM SEMICONDUCTOR, INC.

                                               PACKAGING
                                                AND TEST          WAFER
                                             (DISCONTINUED)    FABRICATION     OTHER       TOTAL
                                             --------------    -----------    -------    ----------
Year ended December 31, 2000
Net Revenue................................     $166,295       $  344,792     $    --    $  511,087
Gross Profit...............................       48,024           38,307          --        86,331
Operating Income...........................       42,470           12,237          --        54,707
Depreciation and Amortization..............       44,512          158,520          --       203,032
Capital Expenditures.......................       16,746          359,721          --       376,467
          Total Assets.....................           --        1,246,944          --     1,246,944

Year ended December 31, 1999
Net Revenue................................     $477,862       $  264,177     $21,748    $  763,787
Gross Profit...............................      156,704           38,155       8,138       202,997
Operating Income...........................      136,002           26,570         938       163,510
Depreciation and Amortization..............      150,653          119,447       1,531       271,631
Capital Expenditures.......................          595            3,907          --         4,502
          Total Assets.....................      583,491          728,774     175,204     1,487,469

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
REVENUES
  Total revenues for reportable segments....................  $  511,087    $  763,787
  Elimination of revenues from discontinued operation (Note
     23)....................................................     166,295       477,862
                                                              ----------    ----------
  Total consolidated revenue................................  $  344,792    $  285,925
                                                              ==========    ==========
GROSS PROFIT
  Total gross profit for reportable segments................  $   86,331    $  202,997
  Elimination of gross profit from discontinued operation
     (Note 23)..............................................      48,024       156,704
                                                              ----------    ----------
  Total consolidated gross profit...........................  $   38,307    $   46,293
                                                              ==========    ==========
OPERATING INCOME
  Total operating income for reportable segments............  $   54,707    $  163,510
  Elimination of operating income from discontinued
     operation (Note 23)....................................      42,470       142,472
                                                              ----------    ----------
  Total consolidated operating income.......................  $   12,237    $   21,038
                                                              ==========    ==========
          Total asset.......................................  $1,269,873    $1,487,469
                                                              ==========    ==========

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

23.1     Consent Samil Accounting Corporation
23.2     Consent of Ahn Kwon & Company
23.3     Consent of Siana Carr and O'Connor, LLP

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMKOR TECHNOLOGY, INC.

                                            By: /s/ KENNETH T. JOYCE
                                            ------------------------
                                            Kenneth T. Joyce
                                            Chief Financial Officer

                                            Dated: March 30, 2001